UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 29, 2020

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Salisbury Bancorp, Inc.

(Exact name of registrant as specified in its charter)

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Connecticut (State of other jurisdiction of incorporation)	000-24751 (Commission File Number)	06-1514263 (IRS Employer Identification No.)

5 Bissell Street, Lakeville, Connecticut (Address of principal executive offices)	06039 (Zip Code)

Registrant’s telephone number, including area code: (860) 435-9801

(Former name or former address, if changed since last report)

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.10 par value per share	SAL	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2020, the Compensation Committee of the Board of Directors of Salisbury Bancorp, Inc. (“Salisbury”), NASDAQ: “SAL”, the holding company for Salisbury Bank and Trust Company (the “Bank”), approved grants of performance-based restricted stock units (“RSUs”) to named executive officers (“NEOs”) and other key employees under the Company’s 2017 Long Term Incentive Plan. The Compensation Committee granted a total of 7,250 RSUs, including 3,500 RSUs to NEOs. Richard J. Cantele, Jr., President and Chief Executive Officer received 1,500 target RSUs; John M. Davies, President of NY Region and Chief Lending Officer received 1,000 target RSUs; and Peter Albero, Executive Vice President and Chief Financial Officer received 1,000 target RSUs. The maximum number of shares deliverable upon vesting of RSUs assuming 150% of the TBV growth target is met or exceeded, will be 10,875.

Each RSU represents the right to receive one share of the Company’s common stock upon vesting. The RSUs will cliff vest in their entirety on the third anniversary of the measurement period, provided that certain performance requirements are met and the executive officer remains employed by the Company through the determination date, unless vesting is accelerated due to certain events as outlined in the agreement. The agreement evidencing these RSU awards provides for forfeiture in certain events, such as voluntary or involuntary termination of employment, and for acceleration of vesting in certain events, such as death, disability, retirement or a change in control of the Company. The performance measure for this award is based on the increase in the Company’s Tangible Book Value (“TBV”) growth as compared to the Company’s compensation peer group over the three-year measurement period. The RSUs provide for an adjustment of between 50% and 150% of the target RSU award based on actual TBV growth as compared to the Company’s compensation peer group at the end of the measurement period.

The above description of the RSUs is not a complete description of all of the terms and conditions of the awards, and is qualified in its entirety by reference to the full text of the Form of Performance Based Restricted Stock Unit Award Agreement which is attached as Exhibit 10.1 hereto and incorporated herein by reference in its entirety.

Section 9.	Financial Statements and Exhibits

Item 9.01       Financial Statement and Exhibits.

(a)       Not Applicable.

(b)       Not Applicable.

(c)       Not Applicable.

(d)       Exhibits.

Exhibit No.	Description

Exhibit 10.1	Form of Performance Award Agreement - Restricted Stock Units

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Salisbury Bancorp, Inc.

Date: August 3, 2020	By:	/s/ Richard J. Cantele, Jr. Richard J. Cantele, Jr. President and Chief Executive Officer